Exhibit 10.3

PLACEMENT AGENCY AGREEMENT

October 28, 2025

PERSONAL AND CONFIDENTIAL

Skyline Builders Group Holding Ltd.

Office A, 15/F, Tower A, Capital Tower

No. 38 Wai Yip Street, Kowloon Bay, Hong Kong

Attention: Ngo Chiu Lam

Chief Executive Officer

Dear Mr. Lam:

This agreement (the “Agreement”) constitutes the agreement between Revere Securities LLC (“Revere”), Pacific Century Securities, LLC (“Pacific”), and Dominari Securities (“Dominari”) (the “Placement Agents” and each a “Placement Agent”) on one hand, and Skyline Builders Group Holding Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) on the other hand, pursuant to which the Revere shall serve as the exclusive lead placement agent for the Company and Pacific and Dominari shall serve as co-placement agents, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of up to $30,000,000 of Class A Ordinary Shares (the “Shares”) and/or prefunded warrants to purchase Ordinary Shares of the Company in lieu of Shares (the “Prefunded Warrants”) of the Company, par value $0.00001 per share (the “Ordinary Shares”), and five-year warrants to purchase Ordinary Shares of the Company at an exercise price of $1.50 per share (the “Ordinary Warrants”) (the Ordinary Shares, Ordinary Warrants, and Prefunded Warrants are collectively the “Securities”) at a private offering price as set forth on Schedule I attached to this Agreement. The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agents would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, are collectively referred to as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agents’ obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by any of the Placement Agents to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agents with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, Revere may retain other brokers or dealers to act as subagents or selected-dealers on its behalf in connection with the Placement.

The Company hereby confirms its agreement with the Placement Agents as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, Revere shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities, with the terms of such offering (“Offering” or “Financing Transaction”) to be subject to market conditions and negotiations between the Company, the Placement Agents, and the prospective Investors. The Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will any of the Placement Agents or any of their “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for their own accounts or otherwise provide any financing. The Placement Agents shall act solely as the Company’s agents and not as principals. The Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the closing of the Offering as provided in the Purchase Agreements (“Closing” and the date on which each Closing occurs, a “Closing Date”). As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agents the fees and expenses set forth below:

(i) A cash success fee equal to eight percent (8%) of the gross cash proceeds received by the Company from a placement of the Securities (the “Cash Fee”);

(ii) Non-callable warrants of the Company (the “Placement Agent Warrants”) issuable to the Placement Agents or their designees, simultaneously with the closing of the Financing Transaction, equal to eight percent (8%) warrant coverage of the number of Shares issued in the Placement, which Placement Agent Warrants entitle the holder thereof to purchase securities of the Company at a purchase price equal to one hundred percent (100%) of the Share price of the Offering, include unlimited piggyback registration rights, and shall be exercisable for a period of five years after the closing of the Financing Transaction. The Placement Agent Warrants shall contain provisions for, among others, cashless exercise.

In addition to the foregoing, as compensation for services rendered, the Company shall pay to the Placement Agents a cash fee equal to eight percent (8%) of the gross cash proceeds received by the Company from the exercise of any of the Ordinary Warrants.

The foregoing fees are due and payable to the Placement Agents immediately upon the closing of the Financing Transaction and shall be disbursed to the Placement Agents by the Escrow Agent (as that term is defined in the Escrow Agreement) simultaneously with the delivery of the proceeds of the Financing Transaction into the bank account of the Company, except that the cash fee payable to the Placement Agents upon the exercise of the Ordinary Warrants shall be payable to the Placement Agents immediately upon such exercise of the Ordinary Warrants. Any fees due to the Placement Agents, including its reimbursable expenses (including reimbursement for Revere’s legal fees) shall be included in a flow of funds memorandum, signed by all parties, to be included with the joint written instructions to be provided by the parties to the Escrow Agent, pursuant to the terms of the Escrow Agreement.

For the avoidance of doubt, in the event the Company proceeds with a financing transaction involving equity, debt, or a combination thereof, outside of the Revere during the exclusivity period, then Revere shall be entitled to receive the full commission at the percentages stated above.

The Parties agree that any agreement between the Company and any investor in the Financing Transaction shall provide for a mutually acceptable escrow agreement or a direct disbursement to the Company and to the Placement Agents, to effectuate the consummation of the Transaction and the payment of fees and expenses due to the Placement Agents and the delivery of securities due to the Placement Agents.

In addition to payments to the Placement Agents of the compensation set forth above, and as set forth in more detail in Section 6 below, the Company shall reimburse the Placement Agents for all of their out-of-pocket expenses. Such expenses include, but are not limited to, expenses related to background checks, due diligence reports, and compliance (excluding blue sky and Form D), and legal and administrative expenses. All reimbursable expenses payable to the Placement Agents shall be (A) payable in cash or by wire transfer of immediately available funds to an account designated by Revere and (B) due and payable immediately upon the consummation of a Transaction.

(b) The term of the Revere’s exclusive engagement will begin on October 28, 2025 (the “Effective Date”) and end on the one (1) year anniversary of the Effective Date of this Placement Agency Agreement unless extended or earlier terminated. During the Term, the Company shall not engage any other broker-dealer in relation to any placement of the Company’s securities, and the Placement Agents shall be the Company’s exclusive broker-dealer for any placement of the Company’s securities (the “Exclusivity Period”). For the avoidance of doubt, the Placement Agents may provide services to other clients during the entire Term including the Exclusivity Period.

Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable, if any, and to reimburse expenses actually incurred and reimbursable pursuant to Section 1, Section, 6, and Section 14 hereof will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(c) In the event that any investor contacted by any of the Placement Agents during the term of their engagement purchases securities from the Company in a capital raising transaction during the twelve (12)-month period following the Closing of the Financing Transaction, the Company shall pay Revere the cash and warrant compensation set forth in this Section 1 with respect to the gross proceeds raised from such investors. With respect to each investor contacted by any of the Placement Agents, without limitation, the Company acknowledges that the Placement Agents are not responsible for the actions of such investor or prospective investor or their agents.

(d) The Closing of the Offering shall be conducted pursuant to the Purchase Agreement via wire transfer and such Securities shall be registered in such name or names and shall be in such denominations. The Placement Agents shall not have any independent obligation to verify the accuracy or completeness of any information contained in Purchase Agreement or other subscription documents for the Offering (the “Subscription Documents”) or the authenticity, sufficiency, or validity of any check delivered by any prospective Investor in payment for the Securities, nor shall any of the Placement Agents incur any liability with respect to any such verification or failure to verify.

(e) Lock-Ups. In connection with the Financing, each of the Company’s directors, executive officers, and shareholders holding at least ten percent (10%) of the outstanding Ordinary Shares will enter into customary “lockup” agreements in favor of the Placement Agents for a period of one hundred eighty (180) days after the later of the Closing Date or effectiveness of the Registration Statement (as defined below) (the “Lock-Up Period”); provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such Ordinary Shares shall be saleable in the public market until the expiration of the Lock-Up Period.

(f) Company Standstill. In connection with the Financing Transaction, without the prior written consent of all of the Placement Agents, the Company will not, for a period of one hundred eighty (180) days after the later of the Closing of the Financing Transaction or effectiveness of the Registration Statement (as defined below) (the “Standstill Period”), (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8 (or other suitable or successor form); (ii) securities issued pursuant to agreements, options, restricted share units or convertible securities existing as of the date hereof provided the terms are not modified; and (iii) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144 promulgated under the Securities Act) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equity holders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of the Financing Transaction referred herein.

Section 2. Representations, Warranties, and Covenants of the Company.

(a) The Placement Agents shall be the third-party beneficiaries of the representations and warranties of the Company to the Investors in the Purchase Agreement.

(b) Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed to be a representation and warranty by the Company to the Placement Agents as to the matters set forth therein.

(c) The Company acknowledges that the Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(d) In connection with the Offering of the Securities, the Company has not published, distributed, issued, posted, or otherwise used or employed and shall not publish, distribute, issue, post, or otherwise use or employ (i) any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than with the prior written consent of all of the Placement Agents, or (ii) any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act (“Written General Solicitation Material”). Each individual Written General Solicitation Material, if any, does not and will not conflict with the information contained in the SEC Reports (as defined below), and does not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company will furnish a copy of any amendment or supplement to a Written General Solicitation Material to all of the Placement Agents and any counsel for the Placement Agents and obtain all of the Placement Agents’ written consent prior to any publication, distribution, issuance, posting, or other use or employment of any such amendment or supplement.

(f) If at any time after the date hereof and prior to a Closing, any event shall have occurred as a result of which any Written General Solicitation Material, as then amended or supplemented, would conflict with the information in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “SEC Reports”), or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein or in the SEC Reports, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall become necessary to amend or supplement any Written General Solicitation Material, the Company shall promptly notify all of the Placement Agents and upon any of their request, shall use its best efforts to ensure that all purchasers or expected purchasers of the Securities receive corrected Written General Solicitation Materials.

(g) The Company represents, warrants, and agrees that all sales of the Securities shall be made only to (i) an “accredited investor” as defined in 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9), (a)(10), (a)(11), (a)(12), or (a)(13) under the Securities Act, as applicable, or (ii), a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. Notwithstanding the foregoing, the Placement Agents shall use commercially reasonable efforts to assist their customers to complete the Subscription Documents.

(h) None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale nor any compensated solicitor or any director, executive officer, or other officer of the compensated solicitor participating in the Offering (each, an ”Issuer Covered Person” and, together, ”Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a ”Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(i) The Company will notify all of the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j) Authorization; Enforcement.

(A)	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Placement Agent Warrants, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Placement Agent Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company (“Board”), or the Company’s stockholders in connection herewith or therewith. This Agreement, the Placement Agent Warrants, the Prefunded Warrants, the Ordinary Warrants, the Irrevocable Instructions, and/or any other applicable agreement, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k) Issuance of the Securities. The Securities will be duly authorized, validly issued, fully paid, and non-assessable upon payment of the purchase price therefor to the Company in accordance with the terms of the Purchase Agreement, and will have the applicable rights, preferences, and priorities set forth in the Company’s Memorandum and Articles of Association (including the amended and restated memorandum and articles of association and any other charter documents of the Company) (as the same may be amended or restated from time to time, collectively, the “Charter”). The holders of the Securities will not be subject to personal liability solely by reason of being such holders. The Ordinary Shares and the Ordinary Shares issuable upon exercise of the (i) Placement Agent Warrants (the “Placement Agent Warrant Shares”), (ii) Prefunded Warrants (the “Prefunded Warrant Shares”); and (iii) Ordinary Warrants (the “Ordinary Warrant Shares”); have been duly authorized and, when issued in accordance with this Agreement, the Ordinary Shares, Placement Agent Warrants, Placement Agent Warrant Shares, Prefunded Warrants, Prefunded Warrant Shares, Ordinary Warrants, and the Ordinary Warrant Shares will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, or other restrictions imposed by the Company other than restrictions on transfer provided for in this Agreement and the Placement Agent Warrant, Prefunded Warrants, and Ordinary Warrants. The Company has reserved from its duly authorized capital stock the maximum number of Ordinary Shares issuable pursuant to the Placement Agent Warrants, the Prefunded Warrants, and the Ordinary Warrants. The issuance of the Ordinary Shares, the Placement Agent Warrants, the Placement Agent Warrant Shares, the Prefunded Warrants, the Prefunded Warrant Shares, the Ordinary Warrants, and the Ordinary Warrant Shares are not subject to any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company. No holder of the Ordinary Shares, the Placement Agent Warrants, the Placement Agent Warrant Shares, the Prefunded Warrants, the Prefunded Warrant Shares, the Ordinary Warrants, or the Ordinary Warrant Shares will be subject to personal liability solely by reason of being such a holder.

(l) Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Investors in the applicable Transaction Documents is hereby incorporated herein by reference, as though fully restated herein, and is hereby made to, and in favor of, the Placement Agents.

(m) Registration Statement. To the extent the Company decides to proceed with the Financing Transaction, the Company will, as soon as practicable and in no event later than the times set forth in the registration rights agreement to be entered into with the investors in the Placement, prepare and file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 or Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and a prospectus included therein (the “Prospectus”) covering the resale of the Securities to be offered and sold in the Placement. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to the investors, all of the Placement Agents and any counsel to the investors and Placement Agents. Other than any information provided by the investors or Placement Agents in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of each filing of the Registration Statement and any amendments or as of the date of effectiveness, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the resale of the Securities by the investors an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify each of the Placement Agents and the investors immediately of such event and the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Loeb & Loeb LLP (“Company Counsel”) (or at such other place as shall be agreed upon by the Placement Agents and the Company, including via remote transmission of Closing documentation and the Transaction Documents). Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Securities sold on the Closing Date shall be made by federal funds via wire transfer, against delivery of such Securities, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request at least one business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Company Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

The Company and Revere may agree to conduct one or more Closings of the Offering.

Section 4. Covenants and Agreements of the Company and Placement Agent. The Company further covenants and agrees with the Placement Agents as follows:

(a) Blue Sky Compliance. The Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as any of the Placement Agents may reasonably request for distribution of the Securities. The Company will advise each Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the applicable Securities for the offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the sale of the Securities as contemplated in this Agreement. If during the Offering period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agents or Sichenzia Ross Ference Carmel LLP (“Lead Placement Agent Counsel”) acting as counsel for Revere, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish each Placement Agent with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which any Placement Agent reasonably objects.

(c) Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish each Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the SEC Reports and other documents to be furnished to the Investors as any Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on the Electronic Data Gathering and Analysis Retrieval system of the SEC shall be deemed to satisfy this covenant.

(d) Transfer Agent. The Company will maintain, at its expense, a transfer agent for the Ordinary Shares.

(e) Periodic Reporting Obligations. For as long as the Company remains subject to the reporting requirements of the Exchange Act, the Company will duly file, on a timely basis, with the Commission and The Nasdaq Stock Market LLC (the “Nasdaq”), or any successor quotation service, exchange or marketplace, all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(f) Additional Documents. The Company will enter into any customary Closing documentation as the Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agents and the Investors.

(g) No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of its Ordinary Shares.

(h) Acknowledgment. The Company acknowledges that any advice given by any Placement Agent to the Company is solely for the benefit and use of the Board and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agents’ prior written consent.

(i) Announcement of Offering. The Company acknowledges and agrees that the Placement Agents may, subsequent to the Closing and at the Placement Agents’ expense, make public their involvement with the Offering.

(j) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k) Research Matters. By entering into this Agreement, the Placement Agents do not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company, and the Company hereby acknowledges and agrees that each Placement Agents’ selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on any Placement Agent’s providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties hereto acknowledge and agree that the Placement Agents have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any of the Placement Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by any of the Placement Agents’ investment banking divisions. The Company acknowledges that the Placement Agents are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short position in debt or equity securities of the Company.

Section 5. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agents hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 and in the Transaction Documents, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Transaction Documents. The Transactions Documents between the Company and the Investors shall have been executed and delivered.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Lead Placement Agent Counsel and such counsel shall have been furnished with such papers and information as it may reasonably have requested to enable such counsel to pass upon the matters referred to in this Section 5.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in each of the Placement Agents’ sole judgment after consultation with the Company, there shall not have occurred any (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the subsidiaries of the Company (the “Subsidiaries”), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(e) Placement Agent Compensation. The Cash Fee and the Placement Agent Warrants, calculated in the manner provided in Section 1(a), and reimbursement of expenses as set forth in Section 6 shall have been paid or delivered to the Placement Agents by wire transfer of immediately available funds to an account or accounts specified by the Placement Agents to the Company prior to the Closing.

(f) Additional Documents. On or before the Closing Date, the Placement Agents and the Lead Placement Agent Counsel shall have received such information and documents as they may reasonably require, including, without limitation, the delivery to the Placement Agents of any legal opinions deliverable under the Purchase Agreement (which shall cover the Placement Agent Warrants and the Ordinary Shares underlying same), for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Revere by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 6 (Payment of Expenses), Section 7 (Indemnification and Contribution), and Section 8 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 6. Payment of Expenses. The Company will bear all of its own internal fees, disbursements and expenses in connection with any proposed Offering or Financing Transaction, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials, the Placement Agency Agreement and related documents (all in such quantities as the Placement Agents may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering, FINRA filing fees; costs and expenses of qualifying the Offering under the “blue sky” laws of the states specified by the Placement Agents; preparation of leather bound volumes and Lucite cube mementos in such quantities as the Placement Agents may reasonably request in connection with an underwritten offering; transfer taxes; and transfer and warrant agent and registrar fees, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter. The Company will pay Revere’s legal expenses in an amount up to $150,000 for the Offering. The Company shall pay Placement Agents’ legal fees, and same are due and payable, regardless of whether a Transaction closes or not.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each of the Placement Agents, their affiliates, and each person controlling any of the Placement Agents (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents, shareholders, and employees of each of the Placement Agents, their affiliates and each such controlling person (the Placement Agents, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs, and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by a breach by the Company of any of its representations, warranties, or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the SEC Reports or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents), or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person’s (x) gross negligence, bad faith, or willful misconduct in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any Offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence, bad faith, or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

(b) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by any Indemnified Person assume the defense of any such action including the employment of counsel reasonably satisfactory to such Indemnified Person, which counsel may also be Company Counsel. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of an Indemnified Person (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to respective the Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the respective Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by any subject Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to any of the Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (ii) the fees received by any such Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions, or services.

(e) The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f) The Company acknowledges that none of the Indemnified Parties is acting as an attorney, accountant, or negotiator, that the Placement Agents will not make any recommendations about the Transaction, and that the Company will seek its own professional advice with respect to any Transaction.

(g) The Parties agree that the obligations of each of the Parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either Party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either Party. In no event shall any of the Placement Agents be liable to the Company, nor will the Company be liable to the Placement Agents, whether a claim be in tort, contract, or otherwise, for any amount in excess of the total amount paid by the Company to any such Placement Agent under this Agreement.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the shares and warrants sold hereunder and any termination of this Agreement. A successor to the Placement Agents, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

Section 9. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied, or e-mailed and confirmed to the parties hereto as follows:

If to the Placement Agent:

If to Revere:

Revere Securities LLC

560 Lexington Avenue, 16th Floor

New York, New York 10022

Attn: Bill Moreno
Email: bmoreno@reveresecurities.com

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Ross Carmel, Esq.

Email: rcarmel@srfc.law

If to Dominari:

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, New York 10022

Attn: Kyle Wool

Email: KWool@dominarisecurities.com

If to Pacific:

Pacific Century Securities, LLC

747 3rd Ave, Suite 2101,

New York, NY 10017

Attn: Francis Ong

Email: Francis@pcsecurities.us

If to the Company:

Skyline Builders Group Holding Ltd.

Unit A, 12th Floor, China Overseas Building
139 Hennessy Road
Wanchai, Hong Kong

Attn: Ngo Chiu Lam

Email: kin-chiu88@kinchiu.com.hk

With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Email: Tparaskevas@loeb.com

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 10. Prior Agreement. By entering into this Agreement, the parties hereto agree that that any prior letter of engagement between the parties relating to the Offering, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 12. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 13. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York, New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Placement Agent and the Company: (i) agrees that any legal suit, action, or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action, or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action, or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Placement Agent nor its affiliates, and the respective officers, directors, employees, agents, and representatives of the Placement Agent, its affiliates and each other person, if any, controlling the Placement Agent or any of its affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages, or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such action or proceeding.

Section 14. Right of First Refusal.

(a) The Company and Revere agree that for a period of twelve (12) months from the Closing Date, the Company grants Revere the right of first refusal (provided the Offering is completed) to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which right is exercisable in Revere’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent or initial purchaser in connection with any private offering of securities of the Company. Revere shall notify the Company of its intention to exercise the Right of First Refusal within 5 business days following notice in writing by the Company. Any decision by Revere to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Revere and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If Revere declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under commercially reasonable standard, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by Revere. In compliance with FINRA Rule 5110(g)(5)(B), the Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by Revere of this Agreement or a material failure by Revere to provide the services as contemplated by this Agreement. The services provided by Revere are solely for the benefit of the Company and are not intended to confer any rights upon any persons or entities not a party hereto (including without limitation, securityholders, employees or creditors of the Company) as against Revere or its directors, officers, agents and employees.

Section 15. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agents have has acted at arm’s length, is not an agent of, and owes no fiduciary duties to the Company or any other person, (ii) the Placement Agents owe the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

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[SIGNATURE PAGE TO THE PLACEMENT AGENT AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

REVERE SECURITIES LLC

By:	/S/ William (Bill) Moreno
Name: William (Bill) Moreno
Title: Chairman

DOMINARI SECURITIES LLC

By:	/S/ Eric Newman
Name: Eric Newman
Title: Global Head of Investment Banking

PACIFIC CENTURY SECURITIES, LLC

By:	/S/ Francis Ong
Name: Francis Ong
Title: Chief Executive Officer

The foregoing Placement Agent Agreement is hereby confirmed and accepted as of the date first above written.

SKYLINE BUILDERS GROUP HOLDINGS LTD.

By:	/S/ Ngo Chiu Lam
Name: Ngo Chiu Lam
Title: Chief Executive Officer